                                   EXHIBIT A
                            JOINT FILING AGREEMENT


     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated this 11th day of February, 2000.


                                        The TCW Group, Inc.

                                        By: /s/ Philip K. Holl
                                            --------------------
                                            Philip K. Holl
                                            Authorized Signatory





                                         Robert Day

                                         By: /s/ Philip K. Holl
                                             --------------------
                                             Philip K. Holl
                                             Under Power of Attorney dated
                                             January 19, 2000, on File with
                                             Schedule 13G Amendment Number 2
                                             for J. Baker, Inc. dated
                                             January 20, 2000.





                                         Oakmont Corporation

                                         By: /s/ Kash Sheikh
                                             --------------------
                                             Kash Sheikh
                                             Chief Financial Officer


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